UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2013

Rush Enterprises, Inc.

(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	0-20797 (Commission File Number)	74-1733016 (IRS Employer Identification No.)

555 IH-35 South, Suite 500 New Braunfels, Texas (Address of principal executive offices)		78130 (Zip Code)

Registrant’s telephone number, including area code: (830) 626-5200

Not Applicable
______________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 Submission of Matters to a Vote of Security Holders.

Rush Enterprises, Inc. (the “Company”) held its 2013 Annual Meeting of Shareholders on May 21, 2013 (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholders voted on each of the below proposals, which are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 4, 2013. The final voting results of the Annual Meeting are set forth below.

Proposal 1 – Election of Directors. The Company’s shareholders elected W. Marvin Rush, W.M. “Rusty” Rush, James C. Underwood, Harold D. Marshall, Thomas A. Akin, and Gerald R. Szczepanski as directors to hold office until the Company’s 2014 Annual Meeting of Shareholders. The voting results for each of these individuals were as follows:

	Votes For	Votes Withheld	Broker Non-Votes
W. Marvin Rush	10,428,174	144,382	1,264,076
W.M. “Rusty” Rush	10,455,479	117,077	1,264,076
James C. Underwood	10,412,928	159,628	1,264,076
Harold D. Marshall	10,399,150	173,406	1,264,076
Thomas A. Akin	10,405,525	167,031	1,264,076
Gerald R. Szczepanski	10,464,721	107,835	1,264,076

Proposal 2 – Ratification of the Company’s Independent Registered Public Accounting Firm. The Company’s shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2013 fiscal year. The voting results were as follows:

Votes For	Votes Against	Abstentions
11,686,781	149,093	659

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUSH ENTERPRISES, INC.

By: /s/ Steven L. Keller

Steven L. Keller

Senior Vice President and Chief Financial Officer

Dated: May 21, 2013